Exhibit 32.1

Certification of Chief EXECUTIVE Officer pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Thomas W. Burns, President and Chief Executive Officer of Glaukos Corporation (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)

the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016  (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2016

/s/ THOMAS W. BURNS
Name: Thomas W. Burns
President and Chief Executive Officer

This certification accompanies and is being “furnished” with this Report, shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.